UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In anticipation of the maturity of Ferro Corporation's (the "Company") 9 1/8% Senior Notes due 2009 and in order to provide flexibility for refinancing options, on June 12, 2008, the Company entered into a Third Amendment to Amended and Restated Credit Agreement among Ferro Corporation; Credit Suisse, Cayman Islands Branch, as term loan administrative agent; National City Bank, as revolving loan administrative agent; and various financial institutions as lenders (the "Credit Agreement Third Amendment"). The amendment facilitates a possible future refinancing of the Company's outstanding 9 1/8% Senior Notes due 2009.

The primary effects of the Credit Agreement Third Amendment are to:

1. Amend the leverage covenant and permitted indebtedness provisions to permit the issuance of new notes to refinance the Company's 9 1/8% Senior Notes due 2009 and to permit the new and existing notes to be outstanding at the same time;

2. Exclude any make-whole premium or interest expense payable in connection with the prepayment of the existing notes from the calculation of the fixed charge coverage ratio; and

3. Exclude swap breakage costs incurred in connection with a prepayment of the term loan from the calculation of the fixed charge coverage ratio.

The foregoing summary is qualified in its entirety by reference to the text of the Credit Agreement Third Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Third Amendment to Amended and Restated Credit Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 18, 2008	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement